Morgan Stanley Insured Municipal Securities
                     Item 77(o) 10f-3 Transactions
                   October 1, 2002 - March 31, 2003


Security Date     Price    Shares   % of   Total      Purcha   Broker
         of       Of       Purchas  Asset  Issued     sed
         Purcha   Shares   ed       s                 By
         se                                           Fund

NYC      01/31/   Various  3,000,0  1.68%  $245,180,0  1.22%   UBS
Health     03                 00               00              PaineWebber
and                                                            Inc.;
Hospital                                                       Salomon
s Corp.                                                        Smith
2003 Ser                                                       Barney;
A AMBAC                                                        Advest,
(Aaa/AAA                                                       Inc./Lebent
)                                                              hal & Co.;
                                                               Apex Pryor
                                                               Securities;
                                                               Bear,
                                                               Stearns &
                                                               Co. Inc.;
                                                               CIBC World
                                                               Markets
                                                               Corp.; RBC
                                                               Dain
                                                               Rauscher
                                                               Inc.; First
                                                               Albany
                                                               Corporation
                                                               ; The GMS
                                                               Group,
                                                               L.L.C.;
                                                               Jackson
                                                               Securities
                                                               Incorporate
                                                               d; J.P.
                                                               Morgan
                                                               Securities
                                                               Inc.;
                                                               Lehman
                                                               Brothers,
                                                               Inc.;
                                                               Merrill
                                                               Lynch; M.R.
                                                               Beal &
                                                               Company;
                                                               Raymond
                                                               James &
                                                               Associates;
                                                               Roosevelt &
                                                               Cross
                                                               Incorporate
                                                               d

NYC      02/13/   Various  2,000,0  1.66%  $604,125,0  0.34%   Merrill
Transiti   03                 00               00              Lynch &
onal                                                           Co.;
Finance                                                        JPMorgan;
Authorit                                                       Lehman
y 2003                                                         Brothers;
Ser D                                                          Advest/Lebe
MBIA                                                           nthal;
(Aaa/AAA                                                       Bear,
)                                                              Stearns &
                                                               Co. Inc.;
                                                               RBC Dain
                                                               Rauscher
                                                               Inc.; First
                                                               Albany
                                                               Corporation
                                                               ; Goldman,
                                                               Sachs & Co.
                                                               Inc.; UBS
                                                               PaineWebber
                                                               Inc.;
                                                               Ramirez &
                                                               Co., Inc.;
                                                               Salomon
                                                               Smith
                                                               Barney;
                                                               CIBC World
                                                               Markets;
                                                               Commerce
                                                               Capital
                                                               Markets,
                                                               Inc.; A.G.
                                                               Edwards &
                                                               Sons, Inc.;
                                                               Jackson
                                                               Securities
                                                               Inc.; Legg
                                                               Mason Wood
                                                               Walker,
                                                               Incorporate
                                                               d; Loop
                                                               Capital
                                                               Markets,
                                                               LLC;
                                                               Prudential
                                                               Securities;
                                                               Quick &
                                                               Reilly;
                                                               Raymond
                                                               James &
                                                               Associates,
                                                               Inc.;
                                                               Roosevelt &
                                                               Cross
                                                               Incorporate
                                                               d; Siebert
                                                               Brandford
                                                               Shank